Exhibit 10.6

AIRGAIN, INC.

STOCK OPTION AGREEMENT

FOR GOOD AND VALUABLE CONSIDERATION, Airgain, Inc., a California corporation, hereby irrevocably grants to the Optionee named below a stock option (the “Option”) to purchase any part or all of the specified number of shares of its Common Stock upon the terms and subject to the conditions set forth in this Option Agreement, at the specified purchase price per share without commission or other charge. The Option is granted pursuant to the 2003 Equity Incentive Plan of Airgain, Inc. (the “Plan”) and the Standard Terms and Conditions for Stock Options (the “Terms and Conditions”) promulgated under the Plan and in effect as of the date of this Option Agreement. The terms of the Plan and the Terms and Conditions are hereby incorporated herein by reference and made a part of this Option Agreement.

Name of Optionee:

Social Security Number:

Type of Option:	[Incentive] or [Nonstatutory] Stock Option

Number of Shares covered by Option (the “Option Shares”)

Purchase Price Per Option Share:	$

[Early Exercise Permitted?]	[Yes] [No]

The Option shall become exercisable as follows:

[FOR STANDARD VESTING:]                  Option Shares [generally 25% of the Option Shares] shall become subject to purchase (“vest”) on             , 200    . Thereafter, the Option Shares shall vest on the      day of each calendar month at the rate of                      Option Shares per month, commencing with             , 200     and continuing until all Option Shares are vested. Once subject to purchase, the Option Shares shall remain subject to purchase until                      [not later than [10] years from the date of grant] (the “Expiration Date”) unless the Option is earlier terminated in accordance with the Plan and the Terms and Conditions.

Date of this Option Agreement:             , 200     [date of grant]

AIRGAIN, INC.
Optionee’s Signature

By:		Residence Address:
Name:
Title: